Exhibit 10.4

                              EMPLOYMENT AGREEMENT
                              --------------------

     This Employment Agreement (this "Agreement") is made effective as of June 1, 2006 by and between CYMRI, L.L.C., a Nevada limited liability company (the "Employer"); LARRY M. WRIGHT, an individual resident of Houston, Texas (the "Executive"); and TRADESTAR SERVICES, INC., a Nevada corporation (the "Parent"), joins in this Agreement solely for the purposes of Section 9.15. The Employer and the Executive are each a "party" and together are "parties" to this Agreement.

                                    RECITALS

     This Agreement is made in connection with the merger of THE CYMRI CORPORATION, a Texas corporation ("Cymri"), with and into a wholly-owned subsidiary (the "Buyer") of TRADESTAR SERVICES, INC., a Nevada corporation ("Parent"), with the Employer being the surviving entity of the merger, all pursuant to that certain Agreement and Plan of Merger, dated of even date herewith, by and among the Parent, the Buyer, Cymri, the Executive and the other Cymri shareholders (the "Merger Agreement"). The Employer desires the Executive's employment with the Employer, and the Executive wishes to accept such employment, upon the terms and conditions set forth in this Agreement.

                                    AGREEMENT

     In consideration of the employment by the Employer, and of the compensation and other remuneration to be paid by the Employer to the Executive for such employment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the Executive, the parties agree as follows, and the Executive hereby accepts such employment subject to the terms and conditions hereof:

1.   Definitions.
     ------------

     For the purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1.

     "Affiliate" shall mean, (i) any Person which is under common control with, or is controlled by, the Executive; and (ii) any of the following: (A) the Executive's spouse, (B) the Executive's or the Executive's spouse's issue
(including by adoption), (C) an Affiliate of the Executive's spouse, or the Executive's or the Executive's spouse's issue, (D) the Executive's estate and any trust entirely for the benefit of any or more of the Executive, the Executive's estate, the Executive's spouse and the Executive's or the Executive's spouse's issue (including by adoption), and (E) any lineal ancestor or descendant of the Executive. As used in this definition "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or


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cause the direction of the management or policies of a Person,  whether  through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

     "Agreement" refers to this Employment Agreement, including all Exhibits attached hereto, as amended from time to time.

     "Basic Compensation" means Salary and Benefits.

     "Benefits" is defined in Section 3.1(b).

     "Board of Directors" refers to the Board of Directors of the Employer.

     "Buyer" is defined in the recitals.

     "Competing Business" is defined in Section 8.2(a)

     "Confidential Information" means any and all:

          (a) trade secrets (as defined herein) concerning the business and affairs of the Employer Group, product specifications, data, know-how, formulae, compositions, processes, designs, sketches, photographs, graphs, drawings, samples, inventions and ideas, past, current, and planned research and development, current and planned manufacturing or distribution methods and processes, customer lists, current and anticipated customer requirements, price lists, market studies, business plans, computer software and programs (including object code and source code), computer software and database technologies, systems, structures, and architectures (and related formulae, compositions, processes, improvements, devices, know-how, inventions, discoveries, concepts, ideas, designs, methods and information), and any other information, however documented, that is a trade secret;

                  (b) information concerning the business and affairs of the Employer Group (which includes historical financial statements, financial projections and budgets, historical and projected sales, capital spending budgets and plans, the names and backgrounds of key personnel, personnel training and techniques and materials), however documented; and

          (c) notes, analysis, compilations, studies, summaries, and other material prepared by or for the Employer Group containing or based, in whole or in part, on any information included in the foregoing.

     "Cymri" is defined in the recitals.

     "Disability" is defined in Section 6.2.

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

     "Effective Date" is the date stated in the first paragraph of the Agreement.

     "Employee   Invention"   shall   mean  any  idea,   invention,   technique,
modification, process, or improvement (whether patentable or not), any industrial design (whether registerable or not), any mask work, however fixed or encoded, that is suitable to be fixed, embedded or programmed in a semiconductor product (whether recordable or not), and any work of authorship (whether or not copyright protection may be obtained for it) created, conceived, or developed by the Executive, either solely or in conjunction with others, during the Employment Period, or a period that includes a portion of the Employment Period, that relates in any way to, or is useful in any manner in, the business then being conducted or proposed to be conducted by the Employer, and any such item created by the Executive, either solely or in conjunction with others, following termination of the Executive's employment with the Employer, that is based upon or uses Confidential Information.

     "Employment Period" is the term of the Executive's employment under this Agreement.

     "Employer" is defined in the opening paragraph.

     "Employer Group" means the Employer, the Parent and any entity that directly or indirectly controls, is controlled by, or is under common control with, the Employer or the Parent. As used in this definition "control" (including, with its correlative meanings, "controlled by" and "under common control with") shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

     "Executive" is defined in the opening paragraph.

     "Fiscal Year" shall mean the Employer's fiscal year, which shall end on December 31 of each year, or as changed from time to time.

     "For Cause" is defined in Section 6.3.

     "Merger Agreement" is defined in the recitals.

     "Parent" is defined in the recitals.

     "Person"  is  any   individual,   corporation   (including  any  non-profit
corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, or governmental body.

     "PEI" is defined in Section 2.3.

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

     "Post-Employment Period" is defined in Section 8.2.

     "Proprietary Items" is defined in Section 7.2(a)(iv).

     "Salary" is defined in Section 3.1(a).

     "trade secrets" shall mean the whole or any part of any scientific or technical information, design, process, procedure, formula, or improvement that has value and that the owner has taken measures to prevent from becoming available to Persons other than those selected by the owner to have access for limited purposes.

2.   Employment Terms and Duties.
     ---------------------------

     2.1  Employment.
          -----------

          The Employer hereby employs the Executive, and the Executive hereby accepts employment by the Employer, upon the terms and conditions set forth in this Agreement.

     2.2  Term.
          -----

          Subject to the provisions of Section 6, the term of the Executive's employment under this Agreement will commence upon the Effective Date and end on June 30, 2009, unless sooner terminated pursuant to the terms of this Agreement. This Agreement shall be automatically renewed on June 30, 2009 for additional one (1) month terms, unless either party provides written notice of election not to renew, at least ninety (90) days before the applicable termination date.

     2.3  Duties.
          -------

          The Executive will have such duties as are assigned or delegated to the Executive by the Board of Directors, and will initially serve as the Employer's Chief Executive Officer and the Chief Executive Officer of Petroleum Engineers, Inc., a Louisiana corporation ("PEI"). The Executive may be removed from the office of Chief Executive Officer of PEI at any time for any reason without termination of this Agreement. The Executive will cooperate fully with the Board of Directors in the advancement of the best interests of the Employer and the other members of the Employer Group. Nothing in this Section 2.3, however, will prevent the Executive from engaging in additional activities in connection with personal investments and community affairs that are not inconsistent with the Executive's duties under this Agreement. During the Employment Period, the Executive shall serve, without any additional compensation, as a director of the Parent and, upon the request of the Board of Directors of the Parent, as a director of (i) Petroleum Engineers, Inc., a Louisiana corporation; (ii)

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

     Triumph Energy, Inc., a Louisiana corporation; (iii) Petroleum Engineers (Venezuela), Inc., a Louisiana corporation; (iv) Petroleum Engineers Brazil, Inc., a Louisiana corporation; (v) the Employer or (vi) any of their affiliates.

3.   Compensation.
     -------------

     3.1  Basic Compensation.
          -------------------

               (a) Salary. The Executive will be paid an annual salary of $180,000, subject to adjustment as provided below (the "Salary"), which will be payable in equal periodic installments according to the Employer's customary payroll practices, but no less frequently than monthly. Effective on the first year anniversary of the Effective Date, the Salary shall be reduced to an annual salary of $90,000. Effective on the second year anniversary of the Effective Date, the Salary shall be reduced to an annual salary of $24,000. Effective on June 30, 2009, the Salary shall be reduced to an annual salary of $0.

               (b) Benefits. The Executive will, during the Employment Period, be permitted to participate in such pension, profit sharing, life insurance, hospitalization, major medical, and other employee benefit plans of the Employer that may be in effect from time to time, to the extent the Executive is eligible under the terms of those plans (collectively, the "Benefits").

               (c) Hospitalization and Major Medical Insurance. The Employer will provide hospitalization and major medical insurance, that may be in effect from time to time for the employees of the Employer, to (i) the Executive until June 30, 2009; and (ii) the Executive's spouse, Paula Wright, until July 31, 2015. The obligations of the Employer under this Section 3.1(c) shall survive the termination of this Executive's employment with the Employer except as otherwise provided in Section 6.

     3.2  Incentive Compensation.
          -----------------------

          The Executive may be eligible to receive, as additional compensation for the services to be rendered by the Executive pursuant to this Agreement, bonuses as determined by the Board of Directors. In addition, the Executive shall be entitled to participate in the stock option or stock appreciation rights plans of the Employer in effect from time to time, and shall receive grants thereunder upon the terms and conditions established by the Board of Directors.

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

4.   Facilities and Expenses; Automobile.
     ------------------------------------

          (a) Facilities and Expenses. The Employer will furnish the Executive office space, equipment, supplies, and such other facilities and personnel as the Employer deems necessary or appropriate for the performance of the Executive's duties under this Agreement. The Employer will pay on behalf of the Executive (or reimburse the Executive for) reasonable expenses incurred by the Executive at the request of, or on behalf of, the Employer in the performance of the Executive's duties pursuant to this Agreement, and in accordance with the Employer's employment policies, including reasonable and documented expenses incurred by the Executive in attending business meetings, in appropriate business entertainment activities, and for promotional expenses. The Executive must file expense reports, including all supporting documentation, with respect to such expenses in accordance with the Employer's policies then in effect.

          (b) Automobile. Until June 30, 2009, the Employer shall pay or shall reimburse the Executive for the amount of the monthly lease payment for an automobile approved by the Employer for the Executive's business use; provided however, that the Employer shall report as income to the Executive any amounts required by law or the policies of the Employer for the Executive's personal use of such automobile.

5.   Vacations and Holidays.
     -----------------------

     The Executive will be entitled to paid vacation each year in accordance with the vacation policies of the Employer in effect for its employees from time to time; provided, however, that Executive shall be entitled to not less than four (4) weeks paid vacation. The Executive will also be entitled to the paid holidays and other paid leave set forth in the Employer's policies.

6.   Termination.
     ------------

     6.1  Events of Termination.
          ----------------------

          The Employment Period, the Executive's Basic Compensation, and any and all other rights of the Executive under this Agreement or otherwise as an employee of the Employer will terminate (except as otherwise provided in this Section 6):

               (a) upon the death of the Executive;

               (b) upon the Disability of the Executive (as defined in Section 6.2) immediately upon notice from either party to the other;

               (c) For Cause (as defined in Section 6.3), immediately upon notice from the Employer to the Executive, or at such later time as such notice may specify;

               (d) upon the voluntary retirement from or voluntary termination of employment by the Executive; or

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

               (e) upon termination by the Employer for any reason other than those set forth in Section 6.1(a) through 6.1(d) above, subject to the provisions of Section 6.4 below.

     6.2  Definition of Disability.
          -------------------------

          For purposes hereof, the term "Disability" shall have the same meaning as the term "total and permanent disability" is defined in Section 22(e)(3) of the Internal Revenue Code of 1986, as amended.

     6.3  Definition of For Cause.
          ------------------------

          For purposes of Section 6.1, the phrase "For Cause" means: (a) the appropriation (or attempted appropriation) of a material business opportunity of any member of the Employer Group, including attempting to secure or securing any personal profit in connection with any transaction entered into on behalf of any member of the Employer Group; (b) the misappropriation (or attempted misappropriation) of any of the funds or property of any member of the Employer Group; (c) the conviction of, the indictment for (or its procedural equivalent), or the entering of a guilty plea or plea of no contest with respect to, a felony, or the equivalent thereof; or (d) the conviction of or the entering of a guilty plea or plea of no contest by the Executive by a court of competent jurisdiction of a crime involving moral turpitude.

     6.4  Termination Pay.
          ----------------

          Effective upon the termination of this Agreement, the Employer will be obligated to pay the Executive (or, in the event of his death, his designated beneficiary as defined below) only such compensation as is provided in this Section 6.4, and in lieu of all other amounts and in settlement and complete release of all claims the Executive may have against the Employer. For purposes of this Section 6.4, the Executive's designated beneficiary will be such individual beneficiary or trust, located at such address, as the Executive may designate by notice to the Employer from time to time or, if the Executive fails to give notice to the Employer of such a beneficiary, the Executive's estate. Notwithstanding the preceding sentence, the Employer will have no duty, in any circumstances, to attempt to open an estate on behalf of the Executive, to determine whether any beneficiary designated by the Executive is alive or to ascertain the address of any such beneficiary, to determine the existence of any trust, to determine whether any Person purporting to act as the Executive's personal representative (or the trustee of a trust established by the Executive) is duly authorized to act in that capacity, or to locate or attempt to locate any beneficiary, personal representative, or trustee.

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

               (a) Termination by the Employer without Cause. If the Employer terminates this Agreement without Cause, then (i) the Employer will pay the Executive his Salary (as adjusted in accordance with Section 3.1(a)) through June 30, 2009, (ii) the Employer will pay to Employee any bonus amounts earned by the Executive through the date of such termination, which amount, if undetermined, shall be equal to the pro rata amount of the prior year's bonus, and (iii) any options or other equity-based compensation issued to the Executive that are not fully vested shall vest in full and, subject to any restrictions contained in a grant agreement, become exercisable for the remainder of their unexpired term.

               (b) Termination upon Disability; Termination upon Death; Voluntary Termination by the Executive. If this Agreement is terminated  (i)  by  either  party  as a  result  of  the  Executive's
          Disability, as determined under Section 6.2; (ii) because of the Executive's death; or (iii) by the Executive, at any time for any reason during the Employment Period, then the Employer will pay the Executive his Salary (as adjusted in accordance with Section 3.1(a)) through June 30, 2009, plus any bonus amounts granted but not yet paid.

               (c) Termination of the Executive For Cause. If this Agreement is terminated by the Employer For Cause, at any time during the Employment Period, then the Employer will (i) pay the Executive his Salary through the date such termination is effective; and (ii) options or other equity based compensation that are not vested in full shall terminate immediately.

               (d) Benefits. Except as otherwise set forth in Section 3.1(c), the Executive's accrual of, or participation in plans providing for, the Benefits will cease at the effective date of the termination of this Agreement, and the Executive will be entitled to accrued Benefits pursuant to such plans only as provided in such plans; provided, however, that the Employer shall have no further obligation to provide any benefits under Section 3.1(c) following termination of the Executive's employment if the Executive's employment is terminated For Cause. The Executive will not receive, as part of his termination pay pursuant to this Section 6, any payment or other compensation for any vacation, holiday, sick leave, or other leave unused on the date the notice of termination is given under this Agreement.

7.   Non-Disclosure Covenant; Employee Inventions.
     ---------------------------------------------

     7.1  Acknowledgments by the Executive.
          ---------------------------------

          The Executive acknowledges that (a) prior to and during the Employment Period and as a part of his employment, the Executive has been and will be afforded access to Confidential Information; (b) public disclosure of such Confidential Information could have an adverse effect on the Employer Group and their businesses; (c) because the Executive possesses substantial

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

     technical expertise and skill with respect to the Employer's business, the Employer desires to obtain exclusive ownership of each Employee Invention, and the Employer will be at a substantial competitive disadvantage if it fails to acquire exclusive ownership of each Employee Invention; (d) the Parent has required that the Executive make the covenants in this Section 7 as a condition to the transactions contemplated in the Merger Agreement; and (e) the provisions of this Section 7 are reasonable and necessary to prevent the improper use or disclosure of Confidential Information and to provide the Employer with exclusive ownership of all Employee Inventions.

     7.2  Agreements of the Executive.
          ----------------------------

          In consideration of the compensation and benefits to be paid or provided to the Executive by the Employer under this Agreement, the Executive covenants as follows:

          (a)  Confidentiality.

                    (i) During and following the Employment Period, the Executive will hold in confidence the Confidential Information and will not disclose it to any Person except with the specific prior written consent of the Employer or except as otherwise expressly permitted by the terms of this Agreement.

                    (ii) Any trade  secrets of any member of the Employer  Group will be entitled to all of the protections and benefits under any applicable law. If any information that any member of the Employer Group deems to be a trade secret is found by a court of competent jurisdiction not to be a trade secret for purposes of this Agreement, such information will, nevertheless, be considered Confidential Information for purposes of this Agreement. The Executive hereby waives any requirement that any member of the Employer Group submit proof of the economic value of any trade secret or post a bond or other security.

                    (iii) None of the  foregoing  obligations  and  restrictions applies to any part of the Confidential Information that the Executive demonstrates was or became generally available to the public other than as a result of a disclosure by the Executive.

                    (iv) The  Executive  will  not  remove  from the  Employer's premises (except to the extent such removal is for purposes of the performance of the Executive's duties at home or while traveling, or except as otherwise specifically authorized by the Employer) any document, record, notebook, plan, model, component,

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

               device, or computer software or code, whether embodied in a disk or in any other form (collectively, the "Proprietary Items"). The Executive recognizes that, as between the Employer and the Executive, all of the Proprietary Items, whether or not developed by the Executive, are the exclusive property of the Employer. Upon termination of this Agreement by either party, or upon the request of the Employer during the Employment Period, the Executive will return to the Employer all of the Proprietary Items in the Executive's possession or subject to the Executive's control, and the Executive shall not retain any copies, abstracts, sketches, or other physical embodiment of any of the Proprietary Items.

               (b) Employee Inventions. Each Employee Invention will belong exclusively to the Employer. The Executive acknowledges that all of the Executive's writing, works of authorship, and other Employee Inventions are works made for hire and the property of the Employer, including any copyrights, patents, or other intellectual property rights pertaining thereto. If it is determined that any such works are not works made for hire, the Executive hereby assigns to the Employer all of the Executive's right, title, and interest, including all rights of copyright, patent, and other intellectual property rights, to or in such Employee Inventions. The Executive covenants that he will promptly:

                    (i) disclose to the Employer in writing any Employee Invention;

                    (ii) assign to the Employer or to a party  designated by the
               Employer, at the Employer's request and without additional compensation, all of the Executive's right to the Employee Invention for the United States and all foreign jurisdictions;

                    (iii) execute and deliver to the Employer such applications, assignments, and other documents as the Employer may request in order to apply for and obtain patents or other registrations with respect to any Employee Invention in the United States and any foreign jurisdictions;

                    (iv) sign all other papers  necessary to carry out the above obligations; and

                    (v) give  testimony  and  render  any  other  assistance  in support of the Employer's rights to any Employee Invention.

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

     7.3  Disputes or Controversies.
          --------------------------

          The Executive recognizes that should a dispute or controversy arising from or relating to this Agreement be submitted for adjudication to any court, arbitration panel, or other third party, the preservation of the secrecy of Confidential Information may be jeopardized. All pleadings, documents, testimony, and records relating to any such adjudication will be maintained in secrecy and will be available for inspection by the Employer, the Executive, and their respective attorneys and experts, who will agree, in advance and in writing, to receive and maintain all such information in secrecy, except as may be limited by them in writing.

8.   Non-Competition and Non-Interference.
     -------------------------------------

     8.1  Acknowledgements by the Executive.
          ----------------------------------

          The Executive acknowledges that: (a) the services to be performed by him under this Agreement are of a special, unique, unusual, extraordinary, and intellectual character; (b) the Employer's business is national in scope and its products and services are marketed throughout the United States; (c) the Employer competes with other businesses that are or could be located in any part of the United States; (d) the Parent has required that the Executive make the covenants set forth in this Section 8 as a condition to the transactions contemplated in the Merger Agreement; (e) the provisions of this Section 8 are reasonable and necessary to protect the Employer's business; and (f) in connection with the fulfillment of his duties hereunder and as an employee of the Employer, the Employer will provide Executive with Confidential Information necessitating the execution of the covenants contained in this Section 8.

     8.2  Covenants of the Executive.
          ---------------------------

          In consideration of the acknowledgments by the Executive, and in consideration of the compensation and benefits to be paid or provided to the Executive by the Employer, the Executive covenants that he will not, directly or indirectly:

               (a) during the Employment Period, except in the course of his employment hereunder, and during the Post-Employment Period, and, at a minimum, during the period from the Effective Date until June 30, 2010, engage or invest in, own, manage, operate, finance, control, or participate in the ownership, management, operation, financing, or control of, be employed by, associated with, or in any manner connected with, lend the Executive's name or any similar name to, lend Executive's credit to or render services or advice to, any business providing employment staffing or consulting services to the oil and gas related industry (a "Competing Business"); provided, however, that the Executive may purchase or otherwise acquire up to (but not more than) five percent (5%) of any class of securities of any enterprise (but without otherwise participating in the activities of such enterprise) if such securities are listed on any national or regional securities exchange or have been registered under Section 12(g) of the Securities Exchange Act of 1934; and provided, further, that the Executive may individually work as an engineer or individually provide engineering consulting services in the oil and gas industry;

               (b) whether for the Executive's own account or for the account of any other Person, at any time during the Employment Period and the Post-Employment Period, solicit business for a Competing Business from any Person known by the Executive to be a customer or a potential customer of any member of the Employer Group, whether or not the Executive had personal contact with such Person during and by reason of the Executive's employment with the Employer; provided, however, that the Executive may individually work as an engineer, or provide engineering consulting services, in the oil and gas industry;

               (c) whether for the Executive's own account or the account of any other Person (i) at any time during the Employment Period and the Post-Employment Period, solicit, employ, or otherwise engage as an employee, independent contractor, or otherwise, any person who is an employee (or was an employee within two (2) years of the date in question) of any member of the Employer Group at any time during the Employment Period or in any manner induce or attempt to induce any employee of any member of the Employer Group to terminate his employment with such member of the Employer Group; or (ii) at any time during the Employment Period and the Post-Employment Period, interfere with any member of the Employer Group's relationship with any Person, including any Person who at any time during the Employment Period was an employee, contractor, supplier, or customer of such member of the Employer Group; or

               (d) at any time during or after the Employment Period, disparage any member of the Employer Group or any of its shareholders, partners, members, managers, directors, officers, employees, or agents.

          For purposes of this Section 8.2, the term "Post-Employment Period" means the two (2) year period beginning on the date of termination of the Executive's employment with the Employer.

          If any covenant in this Section 8.2 is held to be unreasonable, arbitrary, or against public policy, such covenant will be considered to be divisible with respect to scope, time, and geographic area, and such lesser scope, time, or geographic area, or all of them, as a court of competent jurisdiction may determine to be reasonable, not arbitrary, and not against public policy, will be effective, binding, and enforceable against the Executive.

          The period of time applicable to any covenant in this Section 8.2 will be extended by the duration of any violation by the Executive of such covenant.

          The Executive will, while the covenant under this Section 8.2 is in effect, give notice to the Employer, within ten (10) days after accepting any other employment, of the identity of the Executive's employer. The Employer may notify such employer that the Executive is bound by this Agreement and, at the Employer's election, furnish such employer with a copy of this Agreement or relevant portions thereof.

9.   General Provisions.
     -------------------

     9.1  Injunctive Relief and Additional Remedy.
          ----------------------------------------

          The Executive acknowledges that the injury that would be suffered by the Employer as a result of a breach of the provisions of this Agreement (including any provision of Sections 7 and 8) would be irreparable and that an award of monetary damages to the Employer for such a breach would be an inadequate remedy. Consequently, the Employer will have the right, in addition to any other rights it may have, to obtain injunctive relief to restrain any breach or threatened breach or otherwise to specifically enforce any provision of this Agreement, and the Employer will not be obligated to post bond or other security in seeking such relief.

     9.2  Covenants of Sections 7 and 8 are Essential and Independent Covenants.
          ----------------------------------------------------------------------

          The covenants by the Executive in Sections 7 and 8 are essential elements of this Agreement, and without the Executive's agreement to comply with such covenants, the Employer would not have entered into this Agreement or employed or continued the employment of the Executive and the Parent would not have entered into the Merger Agreement. The Employer and the Executive have independently consulted with their respective counsel and have been advised in all respects concerning the reasonableness and propriety of such covenants, with specific regard to the nature of the business conducted by the Employer.

          If the Executive's employment hereunder expires or is terminated, this Agreement will continue in full force and effect as is necessary or appropriate to enforce the covenants and agreements of the Executive in Sections 7 and 8.

     9.3  Representations and Warranties by the Executive.
          ------------------------------------------------

          The Executive represents and warrants to the Employer that the execution and delivery by the Executive of this Agreement do not, and the performance by the Executive of the Executive's obligations hereunder will not, with or without the giving of notice or the passage of time, or both:
     (a) violate any judgment, writ, injunction, or order of any court, arbitrator, or governmental agency applicable to the Executive; or (b) conflict with, result in the breach of any provisions of or the termination of, or constitute a default under, any agreement to which the Executive is a party or by which the Executive is or may be bound.

     9.4  Obligations Contingent on Performance.
          ---------------------------------------

          The obligations of the Employer hereunder, including its obligation to
     pay  the  compensation   provided  for  herein,  are  contingent  upon  the
     Executive's performance of the Executive's obligations hereunder.

     9.5  Waiver.
          -------

          The rights and remedies of the parties to this Agreement are cumulative and not alternative. Neither the failure nor any delay by either party in exercising any right, power, or privilege under this Agreement will operate as a waiver of such right, power, or privilege, and no single or partial exercise of any such right, power, or privilege will preclude any other or further exercise of such right, power, or privilege or the exercise of any other right, power, or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Agreement.

     9.6  Binding Effect; Delegation of Duties Prohibited.
          ------------------------------------------------

          This Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective successors, assigns, heirs, and legal representatives, including any entity with which the Employer may merge or consolidate or to which all or substantially all of its assets may be transferred. The duties and covenants of the Executive under this Agreement, being personal, may not be delegated.

     9.7  Notices.
          --------

          All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by facsimile (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested and signed for by the party required to receive notice, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and facsimile numbers set forth below (or to such other addresses and facsimile numbers as a party may designate by notice to the other parties):

     If to Employer:

     Tradestar Services, Inc.
     3451 Candelaria NE
     Albuquerque, New Mexico 87107
     Attention:   Frederick Huttner, Chief Financial Officer
     Facsimile:   (213) 593-8727

     With a copy to:

     Haynes and Boone, LLP
     One Houston Center
     1221 McKinney Street, Suite 2100
     Houston, Texas 77010
     Attention:  Bryce D. Linsenmayer, Esq. or Amy Moss, Esq.
     Facsimile:  (713) 236-5540 or (713) 236-5550

     If to the Executive:

     Larry M. Wright
     911 Creek Wood Way
     Houston, Texas  77024
     Facsimile:   (713) 464-8048

     With a copy to:

     Hirsch & Westheimer, P.C.
     700 Louisiana Street, 25th Floor
     Houston, Texas 77002-2728
     Attention:  Bradley E. Rauch, Esq. and Michael S. Wilk, Esq.
     Facsimile:  (713) 223-9319


     9.8  Entire Agreement; Amendments.
          -----------------------------

          This Agreement, the Merger Agreement, and the documents executed in connection with the Merger Agreement, contain the entire agreement between the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, oral or written, between the parties hereto with respect to the subject matter hereof. This Agreement may not be amended orally, but only by an agreement in writing signed by the parties hereto.

     9.9  Governing Law.
          --------------

          This Agreement will be governed by the laws of the State of Texas without regard to conflicts of laws principles.

     9.10 Arbitration.
          ------------

          In the event that there shall be any dispute arising out of or in any way relating to this Agreement, the contemplated transactions, any document referred to or incorporated herein by reference or centrally related to the subject matter hereof, or the subject matter of any of the same, the parties covenant and agree as follows:

               (a) The parties shall first use their reasonable best efforts to resolve such dispute among themselves, with or without mediation.

               (b) If the  parties  are unable to  resolve  such  dispute  among themselves, such dispute shall be submitted to binding arbitration in Houston, Texas, under the auspices of, and pursuant to the rules of, the American Arbitration Association's National Rules for the Resolution of Employment Duties as then in effect, or such other procedures as the parties may agree to at the time. Any award issued as a result of such arbitration shall be final and binding between the parties, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. A ruling by the arbitrators shall be non-appealable. The parties agree to abide by and perform any award rendered by the arbitrators. If either the Executive or the Employer seeks enforcement of the terms of this Agreement or seeks enforcement of any award rendered by the arbitrators, then the prevailing party (designated by the arbitrators) to such proceeding(s) shall be entitled to recover its costs and expenses (including applicable travel expenses) from the non-prevailing party, in addition to any other relief to which it may be entitled. Either the Executive or the Employer may cause an arbitration proceeding to commence by giving the other party notice in writing of such arbitration. The Executive and the Employer covenant and agree to act as expeditiously as practicable in order to resolve all disputes by arbitration. Notwithstanding anything in this section to the contrary, neither the Executive nor the Employer shall be precluded from seeking court action in the event the action sought is either injunctive action, a restraining order or other equitable relief. The arbitration proceeding shall be held in English.

               (c) Legal process in any action or proceeding referred to in the preceding section may be served on any party anywhere in the world.

               (d) Except as expressly provided herein and except for injunctions and other equitable remedies that are required in order to enforce this Agreement, no action may be brought in any court of law and EACH OF THE PARTIES WAIVES ANY RIGHTS THAT IT MAY HAVE TO BRING A

          CAUSE OF ACTION IN ANY COURT OR IN ANY PROCEEDING INVOLVING A JURY TO THE MAXIMUM EXTENT PERMITTED BY LAW. Each party acknowledges that it has been represented by legal counsel of its own choosing and has been advised of the intent, scope and effect of this Section 9.10 and has voluntarily entered into this Agreement and this Section 9.10.

     9.11 Section Headings; Construction.
          -------------------------------

          The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. All references to "Section" or "Sections" refer to the corresponding Section or Sections of this Agreement unless otherwise specified. All words used in this Agreement will be construed to be of such gender or number as the circumstances require. Unless otherwise expressly provided, the word "including" does not limit the preceding words or terms.

     9.12 Severability.
          -------------

          If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement will remain in full force and effect. Any provision of this Agreement held invalid or unenforceable only in part or degree will remain in full force and effect to the extent not held invalid or unenforceable.

     9.13 Counterparts.
          -------------

          This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

     9.14 Waiver of Jury Trial.
          ---------------------

          THE PARTIES HERETO HEREBY WAIVE A JURY TRIAL IN ANY LITIGATION WITH RESPECT TO THIS AGREEMENT.

     9.15 Guaranty of Parent.
          -------------------

          The Parent hereby irrevocably, unconditionally and absolutely guarantees all of the obligations of the Employer under this Agreement, including but not limited to any payments due the Executive by the Employer pursuant to the terms hereof.

                            [signature page follows]

         IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date above first written above.


                                    EMPLOYER

                                    CYMRI, L.L.C.


                                    By: /s/ Frederick A. Huttner
                                       -----------------------------------------
                                            Frederick A. Huttner
                                            Vice President


                                    EXECUTIVE


                                    /s/ Larry M. Wright
                                    --------------------------------------------
                                        LARRY M. WRIGHT



For purposes of Section 9.15 only:
                                    PARENT

                                    TRADESTAR SERVICES, INC.


                                    By: /s/ Clarence J. Downs
                                        ----------------------------------------
                                            Clarence J. Downs
                                            Chairman and Chief Executive Officer